Exhibit 1.01

Conflict Minerals Report of Donaldson Company, Inc.

In accord with Rule 13p-1 under the Securities Exchange Act of 1934

1.	Introduction and Summary

This report for the year ended December 31st 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements pursuant to Section 13(p) of the Securities and Exchange Act of 1934 (“Section 13(p)”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (“Conflict Minerals”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC. These requirements apply to registrants regardless of the geographic origin of the Conflict Minerals or whether they fund armed conflict.

Donaldson Company, Inc. (“Donaldson” or “the Company”) determined that Conflict Minerals were necessary to the functionality or production of products that we manufactured or contracted to be manufactured during the 2015 calendar year. Therefore, Donaldson conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any of the Conflict Minerals in its products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”). Based on its RCOI, Donaldson has concluded that its products contain Conflict Minerals that originated in the Covered Countries and, therefore, in accordance with the Rule, performed due diligence on the source and chain of custody of the Conflict Minerals in question to determine whether its products are “DRC Conflict Free”. Donaldson designed its due diligence measures to conform, in all material respects, with the nationally recognized due diligence framework in The Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). As a result of our due diligence efforts, the Company has concluded some of the Conflict Minerals for the Company’s products originated in, or may have originated in, the Covered Countries and were not from recycled or scrap sources. The Company did not receive responses from all companies in its supply chain and most of the responses were at the company or division level. The smelters or refiners (“SORs”) identified to date by the supply chain are Conflict-Free Sourcing Initiative (“CFSI”) certified.

2.	Company Overview

Donaldson was founded in 1915 and organized in its present corporate form under the laws of the State of Delaware in 1936. The Company is a worldwide manufacturer of filtration systems and replacement parts. The Company’s product mix includes air and liquid filtration systems and exhaust and emission control products. Products are manufactured at 42 plants around the world and through three joint ventures.

3.	Product Description

The Company has two reporting segments: Engine Products and Industrial Products. Products in the Engine Products segment consist of air filtration systems, exhaust and emissions systems, liquid filtration systems including hydraulics, fuel, and lube, and replacement filters. The Engine Products segment sells to original equipment manufacturers (“OEMs”) in the construction, mining, agriculture, aerospace, defense, and truck markets, and to independent distributors, OEM dealer networks, private label accounts, and large equipment fleets. Products in the Industrial Products segment consist of dust, fume, and mist collectors, compressed air purification systems, air filtration systems for gas turbines, PTFE membrane-based products, and specialized air filtration systems for applications including computer hard disk drives and semi-conductor manufacturing. The Industrial Products segment sells to various industrial dealers, distributors, OEMs of gas-fired turbines, and OEMs and end-users requiring clean air filtration solutions and replacement filters.

The Company manufactures and contracts to manufacture products containing Conflict Minerals. Conflict Minerals were identified in products from both of the Company’s reporting segments, Engine Products and Industrial Products.

The Company has adopted a Conflict Minerals Policy articulating our conflict minerals supply chain due diligence process and our commitment to our reporting obligations regarding conflict minerals:

Conflict Minerals Policy

The ongoing conflict in the Democratic Republic of the Congo (DRC) is fueled in part from trade of “conflict minerals,” which are defined as tantalum, tin, tungsten, and gold or any of their derivatives. Donaldson will work with our supply chain partners to take reasonable steps to assure Conflict Minerals are not sourced by Donaldson or our supply chain partners in a way that would directly or indirectly benefit armed groups responsible for serious human rights abuses in the DRC or adjoining countries. Donaldson expects that our suppliers will comply with our requests to provide statements and perform due diligence about the source of any Conflict Minerals in their products which are provided to us.

The Conflict Minerals policy is posted on the Company’s website:

https://secure.ethicspoint.com/domain/media/en/gui/19744/minerals.pdf

4.	Reasonable Country of Origin Inquiry

The Company developed a supply chain transparency program utilizing internal resources and a third-party vendor to allow for the identification of SORs in the suppliers’ mineral supply chains.

Suppliers received an email via the third-party vendor system describing the compliance requirements and requesting Conflict Minerals, SORs information and also included instructions for providing requested supply chain information. Suppliers were requested to provide such SORs information through the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”), version 4.01.

An escalation process was initiated for suppliers who continued to be non-responsive after the above contacts were made. This process included direct emails to the non-responsive suppliers.

Following the suppliers submission of their CMRT, a data validation process was employed to increase the accuracy of submissions and identify contradictory answers in the CMRT. Suppliers were then contacted to address items such as the following:

•	Incomplete data including missing SORs

•	Responses that indicated a sourcing location without complete supporting information

Certain of the responses provided by suppliers on the CMRT included the names of facilities listed by the suppliers as smelters or refiners. The Company does not typically have a direct relationship with Conflict Minerals smelters and refiners and does not perform or direct audits of these entities within our supply chain. The Company’s third-party vendor compared the facilities listed in the responses to the list of smelters maintained by the CFSI. If a supplier indicated that the facility was certified as “Conflict-Free,” the third-party vendor confirmed that the name was listed by CFSI. Organizations that were identified by suppliers as SORs, but were invalid or undetermined, were contacted directly to clarify their status as an SOR.

Smelters and Refiners

Attached as Appendix A is a list of all of the validated SORs as identified by the Company’s supply chain in their submitted CMRTs that appear on the CFSI list. Because most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which SORs listed on Appendix A actually processed the Conflict Minerals contained in our products. Therefore, our list of processing SORs disclosed in Appendix A may contain more facilities than those that actually processed the Conflict Minerals contained in our products.

Country of Origin

Attached as Appendix B is a list of the countries of origin as identified by the CFSI for the SORs included in Appendix A.

5.	Due Diligence

The Company’s due diligence process is based on the Organization for Economic Cooperation and Development’s (“OECD’s”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements. It is important to note that the OECD Guidance was written for both upstream and downstream companies in the supply chain. Upstream companies refer to those between the mines and SORs. As such, the companies typically include mine operators, local traders, or exporters from the country of mineral origin, international concentrate traders, and SORs. Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, OEMs, and retailers. As the Company is a downstream company in the supply chain, its due diligence practices were tailored accordingly.

A summary of the due diligence measures undertaken by the Company is below:

Establish strong company management systems:

Internal Team

The Company’s management systems for Conflict Minerals covering the 2015 calendar year were sponsored by a Steering Committee whose members included the Vice President and Chief Financial Officer, Vice President and General Counsel, Vice President Global Operations , and Senior Vice President Engine Products. Steering Committee members provide reports directly to the Audit Committee of the Board of Directors. The Steering Committee was supported by a Process Development Team consisting of subject matter experts from relevant functions such as Legal, Materials Compliance, Purchasing, Sales, Engineering, and Internal Audit.

Conflict Minerals Policy

The Company’s Conflict Minerals policy is publicly available at:

https://secure.ethicspoint.com/domain/media/en/gui/19744/minerals.pdf

Control Systems

Since we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other major manufacturers in our business sector and other sectors, through our own efforts and those organized by trade associations. We also participate in or actively monitor the following industry-wide initiatives to disclose upstream parties in the supply chain: Member of the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative’s (EICC-GeSI) Conflict Free Sourcing Initiative (CFSI), as well as other manufacturing industry consortiums including the National Association of Manufacturers (NAM), and the Manufacturers Alliance for Productivity and Innovation (MAPI).

Controls include, but are not limited to, our Code of Conduct, which outlines expected behaviors for all Donaldson employees and third parties doing business with Donaldson, and our Policy regarding Conflict Minerals.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT version 4 and a third-party vendor’s web-based reporting tool for collecting Conflict Minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests. We continue to observe that a great deal of follow-up has been required with suppliers to educate them on the Rule, Donaldson’s Conflict Minerals policy, and our expectations for their supply chain due diligence and reporting.

Grievance Mechanism

The Company continues to maintain a secured third-party hosted Company-level grievance mechanism accessible via the Company’s website: https://secure.ethicspoint.com/domain/media/en/gui/19744/index.html

Maintain Records

Maintained a policy related to relevant documentation of our Conflict Mineral compliance process requires that documentation will be retained for a period of at least five years

Identify and assess risks in the supply chain:

The SORs and countries of origin listed by suppliers were matched against a database of verified SORs and associated mines. Verified SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program.

If the SOR was not certified by an internationally-recognized organization, research was conducted to gain more information about the SOR’s sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SOR had taken to track the chain-of-custody on the source of its mineral ores.

Based on the smelter lists provided by suppliers via the CMRTs and the CFSI-provided SOR sourcing information, the Company is aware that, in their supply chain, there are twenty-three smelters sourcing from the Covered Countries that are certified conflict-free and a number of other smelters sourcing from other countries that are not disclosed at this time but are also certified conflict free smelters. Many of the responses provided by suppliers are at the company or division level indicating they are still unable to provide SORs specific to the materials supplied to Donaldson.

In accordance with OECD Guidelines, it is important to understand risk levels associated with Conflict Minerals in the supply chain. Smelter risk is classified as High, Medium and Low; this Risk rating is generated based on three scoring criteria: Regulated Body, Proximity, and Certification.

Additionally, suppliers are evaluated on program strength, which further assists in identifying risk in the supply chain. At this stage in Conflict Minerals compliance it is well-known that many companies are in the middle of the process and do not have many answers beyond “unknown”. It has been decided that penalizing or failing them for working through the process is likely not the best approach for the initial years of compliance, it does not meet the goals or spirit of the Rule, however evaluating and tracking the strength of the program does meet the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses.

Design and implement a strategy to respond to identified risks:

The Company, in conjunction with a third-party vendor, identified, assessed, and responded to risks in the supply chain. The status of this process is reported on a regular basis to the Company’s senior management.

The Company worked with its third-party vendor to help improve the quality of the information provided to the Company by its supply chain and to help strengthen its Conflict Minerals programs through education and direct support. Where SOR risks were identified the actions taken were consistent with the Company’s Conflict Minerals policy.

Carry out independent third-party audit of smelter/refiners’ due diligence practices:

The Company does not have any direct relationship with SORs and does not perform or direct audits on SORs identified by our supply chain. Instead Donaldson relies on third-party audits performed by an internationally-recognized validation organization. Donaldson is a member of CFSI and therefore has access to CFSI’s audit program.

Report annually on supply chain due diligence:

The Form Specialized Disclosure (“Form SD”) and CMR are contained herein and are publicly available at https://ir.donaldson.com/financial-information/sec-filings/default.aspx

The Company believes that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the Conflict Minerals in our Covered Products.

6.	Steps to Improve Due Diligence

The Company will endeavor to improve upon its supply chain due diligence efforts through the following efforts:

•	Continue to assess the presence of Conflict Minerals in its supply chain

•	Communicate expectations with regard to supplier performance, transparency, and sourcing

•	Continue to compare RCOI results to the most currently available information collected via independent conflict free smelter validation programs such as the EICC-GeSI Conflict Free Smelter program

Appendix A – Smelter List

Metal	Standard Smelter Name	Smelter ID
Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Aktyubinsk Copper Company TOO	CID000028
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus SA	CID000077
Gold	Asahi Pretec Corporation	CID000082
Gold	Asahi Refining Canada Limited	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Bauer Walser AG	CID000141
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Métaux SA	CID000189
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Daejin Indus Co., Ltd.	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Do Sung Corporation	CID000359
Gold	DODUCO GmbH	CID000362
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Elemetal Refining, LLC	CID001322
Gold	Emirates Gold DMCC	CID002561
Gold	Faggi Enrico S.p.A.	CID002355
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522
Gold	Geib Refining Corporation	CID002459
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hwasung CJ Co., Ltd.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Company Limited	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929

Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Metal Co., Ltd.	CID000988
Gold	Korea Zinc Co. Ltd.	CID002605
Gold	Kyrgyzaltyn JSC	CID001029
Gold	L’ azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Company Limited	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metahub Industries Sdn. Bhd.	CID002821
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies SA	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326
Gold	OJSC Kolyma Refinery	CID001328
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	PAMP SA	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Précinox SA	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Republic Metals Corporation	CID002510
Gold	Royal Canadian Mint	CID001534
Gold	Sabin Metal Corp.	CID001546
Gold	Samduck Precious Metals	CID001555

Gold	SAMWON Metals Corp.	CID001562
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	Schone Edelmetaal B.V.	CID001573
Gold	SEMPSA Joyería Platería SA	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	So Accurate Group, Inc.	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Torecom	CID001955
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi SA	CID002003
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243
Tantalum	Avon Specialty Metals Ltd	CID002705
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Tantalum	D Block Metals, LLC	CID002504
Tantalum	Duoluoshan	CID000410
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548

Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET Blue Metals	CID002539
Tantalum	KEMET Blue Powder	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Molycorp Silmet A.S.	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	Plansee SE Liezen	CID002540
Tantalum	Plansee SE Reutte	CID002556
Tantalum	QuantumClean	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Tranzact, Inc.	CID002571
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307
Tantalum	Zhuzhou Cemented Carbide	CID002232
Tin	Alpha	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Chenzhou Yun Xiang mining limited liability company	CID000228
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295
Tin	CV Ayi Jaya	CID002570
Tin	CV Dua Sekawan	CID002592
Tin	CV Gita Pesona	CID000306
Tin	CV Serumpun Sebalai	CID000313
Tin	CV United Smelting	CID000315
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dowa	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	Elmet S.L.U. (Metallo Group)	CID002774
Tin	EM Vinto	CID000438

Tin	Estanho de Rondônia S.A.	CID000448
Tin	Feinhütte Halsbrücke GmbH	CID000466
Tin	Fenix Metals	CID000468
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S/A	CID002500
Tin	Metahub Industries Sdn. Bhd.	CID001136
Tin	Metallic Resources, Inc.	CID001142
Tin	Metallo-Chimique N.V.	CID002773
Tin	Mineração Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	Phoenix Metal Ltd.	CID002507
Tin	PT Alam Lestari Kencana	CID001393
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Kudai Tin	CID001409
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Timah Utama Sejahtera	CID001416
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT BilliTin Makmur Lestari	CID001424
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Fang Di MulTindo	CID001442
Tin	PT Inti Stania Prima	CID002530
Tin	PT Justindo	CID000307
Tin	PT Karimun Mining	CID001448
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Panca Mega Persada	CID001457
Tin	PT Pelat Timah Nusantara Tbk	CID001486

Tin	PT Prima Timah Utama	CID001458
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Seirama Tin Investment	CID001466
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Sumber Jaya Indah	CID001471
Tin	PT Timah (Persero) Tbk Kundur	CID001477
Tin	PT Timah (Persero) Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tirus Putra Mandiri	CID002478
Tin	PT Tommy Utama	CID001493
Tin	PT Wahana Perkit Jaya	CID002479
Tin	Resind Indústria e Comércio Ltda.	CID002706
Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	Thaisarco	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Group (Holding) Company Limited	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Pobedit, JSC	CID002532
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CID002538
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095

Appendix B – Countries of Origin

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chili, China, Colombia, Cote D’lvoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.